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               Exhibit 11

Statement Re:  Computation of Earnings per Share
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                                               For The Three Months               For The Nine Months
                                                Ended September 30                 Ended September 30
                                               1996            1995               1996            1995
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PRIMARY:

Average Shares Outstanding                   22,360,000      21,449,000         21,782,000      21,498,000

Net effect of the assumed exercise
of stock options - based on the
treasury stock method                           273,000         143,000            231,000         138,000
                                           ------------    ------------       ------------    ------------
Total                                        22,633,000      21,592,000         22,013,000      21,636,000
                                           ============    ============       ============    ============
Net Income                                  $12,020,000     $12,330,000        $38,708,000     $35,916,000

Per Share Amount                                  $0.53           $0.57              $1.76           $1.66
                                           ============    ============       ============    ============

FULLY DILUTED:

Average Shares Outstanding                   22,360,000      21,449,000         21,782,000      21,498,000

Net effect of the assumed exercise
of stock options - based on the
treasury stock method                           330,000         176,000            311,000         189,000
                                           ------------    ------------       ------------    ------------
Total                                        22,690,000      21,625,000         22,093,000      21,687,000
                                           ============    ============       ============    ============
Net Income                                  $12,020,000     $12,330,000        $38,708,000     $35,916,000

Per Share Amount                                  $0.53           $0.57              $1.75           $1.66
                                           ============    ============       ============    ============


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